As filed with the Securities and Exchange Commission on July 3, 2025.

Registration Statement No. 333- 168591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gulf Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	13-3637458
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Level 11,Vegetable Building

Industrial Park of the East Shouguang City

Shandong

China, 262700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Network Inc.

8275 South Eastern Avenue #200

Las Vegas, NV 89123

Telephone: (302) 351-3367

(Name, address, including zip code, and telephone number, including area code, of service)

Copy to:

Wang Yu, Esq.

43/F, Gloucester Tower, Landmark

15 Queen’s Road Central

Central, Hong Kong

Han Kun Law Offices LLP

+(852) 2820-5656

Approximate date of commencement of proposed offer to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 3, 2025

GULF RESOURCES, INC.

$10,000,000

Common Stock

Preferred Stock

Warrants

From time to time, in one or more offerings, we may offer and sell up to $10,000,000 of our (i) common stock, (ii) preferred stock and (iii) warrants, or any combination of these securities. Specific terms of such sales will be provided in supplements to this prospectus. Any prospectus supplements also will describe the specific manner in which these securities will be offered and may supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.

We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus titled “Plan of Distribution” beginning on page 12 of this prospectus or by any means described in any applicable prospectus supplement.

Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GURE.” On July 2, 2025, the last reported sale price for our common stock as reported on Nasdaq was $0.69 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of July 1, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $7.5 million, based on 10,927,598 shares of common stock issued and outstanding on such date and a price of $0.69 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on July 1, 2025 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of Gulf Resources, Inc. See the section titled “Where You Can Find Additional Information” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $10,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our securities. This prospectus does not contain all of the information included in the registration statement, and incorporates by reference important business and financial information about us that is not included in or delivered with this document. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” in this prospectus.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

        You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements include, but are not limited to, statements regarding Gulf Resources, Inc.’s and Gulf Resources, Inc.’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Factors that might cause or contribute to a material difference include those discussed below and the risks discussed in the Company’s other filings with the SEC. You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of Gulf Resources, Inc. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. All forward-looking statements set forth in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The following discussion should be read in conjunction with the Company’s audited Consolidated Financial Statements and related notes thereto included elsewhere in this prospectus. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 ABOUT GULF RESOURCES, INC.

Gulf Resources, Inc. and its subsidiaries (referred to as "Gulf Resources", the "Company", "we" and "us") is a Nevada incorporated holding company that manufactures and trades bromine and crude salt, natural gas, and manufactures and sells chemical products used in oil and gas field explorations, papermaking chemical agents, and materials for human and animal antibiotics. To date, our products have been sold only within the People's Republic of China.

We conduct our business operations in four segments: bromine, crude salt, chemical products, and natural gas. We manufacture and distribute bromine through our wholly-owned subsidiary, Shouguang City Haoyuan Chemical Company Limited (SCHC). We also produce crude salt through our subsidiary Shouguang Hengde Salt Industry Co. Ltd (SHSI). Through our wholly-owned subsidiary, Shouguang Yuxin Chemical Industry Company Limited (SYCI), we manufacture and sell chemical products used in oil and gas field exploration, papermaking chemical agents, and materials for human and animal antibiotics. Our wholly-owned subsidiary, Daying County Haoyuan Chemical Company Limited (DCHC), was established to explore and develop natural gas and brine resources in Sichuan Province, China.

We are one of the largest producers of bromine in China, as measured by production output. The extraction of bromine in the Shandong Province is limited by the provincial government to licensed operations, and we hold one such license. Our production sites are located in the Shandong Province in northeastern China, with facilities strategically positioned near natural brine deposits.

As of December 31, 2024, we employed approximately 367 full-time employees and operated through our wholly-owned subsidiaries in China. Our corporate structure is linear, with Gulf Resources owning 100% of Upper Class Group Limited, which owns 100% of Hong Kong Jiaxing Industrial Limited, which owns 100% of our Chinese operating subsidiaries.

CORPORATE INFORMATION

We were originally incorporated in Delaware and subsequently re-incorporated in Nevada. Our current corporate structure was established through a series of acquisitions beginning in 2006, when we acquired Upper Class Group Limited and its Chinese subsidiaries. In 2007, we acquired Shouguang Yuxin Chemical Industry Co., Limited to expand our chemical products business. In 2015, we acquired Shouguang City Rongyuan Chemical Co., Ltd to strengthen our position in materials for human and animal antibiotics manufacturing.

Our executive offices are located at Level 11, Vegetable Building, Industrial Park of the East in Shouguang City, Shandong Province, P.R.C. Our telephone number is +86 (536) 567-0008.

Our website address is www.gulfresourcesinc.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which will be incorporated by reference in this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any applicable prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section titled “Where You Can Find Additional Information” herein.

Risks Related to this Offering

Our share price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our shares of common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as fluctuations in financial results, market demand of our products or changes in securities analysts’ recommendations. In addition, our shares have been and may continue to be affected by limited trading volume. Each of these factors, among others, could harm your investment in our shares and could result in you being unable to resell the shares that you purchased at a price equal to or above the price you paid.

If securities or industry analysts publish negative reports about our business, our share price and trading volume could decline.

The market price for our shares of common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Sales of a substantial number of our shares in the public market, or the perception that they may occur, could cause the price of our shares to fall.

The market price of our shares of common stock could decline as a result of sales of a large number of our shares in the public market following this offering. A substantial majority of our outstanding shares are freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). Volatility or a reduction in the market price of our shares could have an adverse effect on the market price of the shares and existing warrants. The perception that these sales might occur may also cause the market price of our shares to decline.

Because we do not anticipate paying any cash dividends on our shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our shares will provide a return to shareholders.

If a U.S. Holder is treated as owning at least 10% of our shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences.

For U.S. federal income tax purposes, if a U.S. Holder is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our stock, such person may be treated as a “United States shareholder” with respect to us, or any of our subsidiaries, if we or such subsidiary is a “controlled foreign corporation.” If we have one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries could be treated as a controlled foreign corporation regardless of whether we are treated as a controlled foreign corporation (although there are recently promulgated final and currently proposed Treasury regulations that may limit the application of these rules in certain circumstances).

Certain United States shareholders of a controlled foreign corporation may be required to report annually and include in their U.S. federal taxable income their pro rata share of the controlled foreign corporation’s “Subpart F income” and, in computing their “global intangible low-taxed income,” “tested income” and a pro rata share of the amount of certain U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the United States) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. The amount includable by a United States shareholder under these rules is based on a number of factors, including potentially, but not limited to, the controlled foreign corporation’s current earnings and profits (if any), tax basis in the controlled foreign corporation’s assets, and foreign taxes paid by the controlled foreign corporation on its underlying income. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may extend the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due. We cannot provide any assurances that it will assist U.S. Holders in determining whether we or any of our subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. Holder is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if we, or any of our subsidiaries, are treated as a controlled foreign corporation for U.S. federal income tax purposes.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including, but not limited to, working capital, capital optimization transactions, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

        The total number of authorized shares of our common stock is 80,000,000 shares, par value $0.0005 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

        As of the date of this prospectus, we have 13,346,618 shares of common stock issued and outstanding, excluding 285,830 shares of treasury stock, and no outstanding shares of preferred stock.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, if any, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record. The affirmative vote of a majority of shares present in person or represented by proxy at a meeting of stockholders that commences with a lawful quorum is sufficient for approval of matters upon which stockholders may vote, including questions presented for approval or ratification at the annual meeting. Our common stock does not carry cumulative voting rights, and holders of more than 50% of our common stock have the power to elect all directors and, as a practical matter, to control our company. Holders of our common stock are not entitled to preemptive rights, and our common stock may only be redeemed at our election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

 Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and, if any, any participating preferred stock outstanding at that time, after prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any other series of preferred stock outstanding at that time.

Anti-Takeover Provisions Under the Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS, commonly referred to as the “Control Share Act”, that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person, but also any persons acting in association with the acquiring person. The NRS control share statutes only apply to issuers that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and whom do business in Nevada directly or through an affiliated corporation. At this time, we do not believe we have 100 shareholders of record who have addresses in Nevada and we do not conduct business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the Control Share Act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Quotation on the Nasdaq Capital Market

Our common stock is quoted on the Nasdaq Capital Market under the symbol “GURE”.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 1,000,000 shares of preferred stock in one or more series. Our board of directors can fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and might harm the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we issue preferred stock pursuant to this prospectus, we will fix the rights, preferences, privileges, qualifications and restrictions of each series of such preferred stock in the certificate of designations relating to that series. If we issue preferred stock pursuant to this prospectus, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Warrants

The following description of the warrant agreements summarizes certain general terms that will apply to the warrants that we may issue and not the warrants of the Company that are currently outstanding. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC in connection with our offering of any warrants and will be available as described below under the heading “Where You Can Find Additional Information” in this prospectus, as well as the descriptions of any such warrants contained in an applicable prospectus supplement.

We may issue warrants to purchase common stock, preferred stock or other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	any rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices;
•	the number of shares of common stock, preferred stock or other securities or rights issuable upon exercise of the warrants and the procedures by which those numbers may be adjusted;
•	the dates or periods during which the warrants are exercisable;
•	whether the warrants are separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum number of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of the Company.

Each warrant that we may issue will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or other security.

PLAN OF DISTRIBUTION

We are registering common stock, preferred stock and warrants with an aggregate offering price not to exceed $10,000,000, to be sold by us under a “shelf” registration process.

If we offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may sell the securities in any of the following ways (or in any combination) from time to time:

•	to or through underwriters, brokers or dealers;
•	directly to one or more purchasers;
•	through agents;
•	“at the market offerings” to or through market makers or into an existing market for the securities;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	privately negotiated transactions;
•	short sales (including short sales “against the box”);
•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts and other obligations;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Any public offering price and any discounts, commissions or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices relating to the prevailing market prices; or
•	at negotiated prices.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option). The underwriters may receive compensation from us, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

We may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell the securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, we may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. We may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us from the sale of the any securities will be the purchase price of such securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market or otherwise.

Agents, broker-dealers and underwriters may be entitled to indemnification by us, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company and our affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we may sell the securities offered pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

Legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

 EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the reports of GGF CPA LTD, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the informational reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.gulfresourcesinc.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

1)	our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 11, 2025;
2)	the description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-34499) filed with the SEC on October 20, 2009 pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including the updates to such description in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 11, 2025, and including any other amendment or report filed for the purpose of updating such description;
3)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on March 31, 2025; and
4)	our Current Reports on Form 8-K, as filed with the SEC on May 7, 2025 and May 13, 2025.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Gulf Resources, Inc.

Level 11, Vegetable Building,

Industrial Park of the East City,

Shouguang City, Shandong, China

Telephone Number +86 (536) 567-0008

You may also access these documents, free of charge on the SEC’s website at www.sec.gov. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee	$	*
FINRA filing fee	$	*
Printing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*These fees and expenses depend on the manner of sale of the securities, the securities offered and the number of issuances, and accordingly cannot be estimated at this time. Each prospectus supplement related to this registration statement will reflect estimated expenses based on the applicable offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws (“Bylaws”), provide that we shall indemnify our directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes; and, provided, further, that we are not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Nevada Revised Statutes or (iv) such indemnification is required to be made pursuant to the terms of the Bylaws. We also have the power to indemnify our employees and other agents as set forth in the Nevada Revised Statutes.

Our Bylaws also provide that we are required to advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws or otherwise.

Notwithstanding the foregoing, subject to certain exceptions, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Neither our Bylaws nor our Articles of Incorporation, as amended, include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation of Gulf Resources Inc. (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed on December 1, 2015 (File No. 001-34499))
3.2	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed on January 28, 2020 (File No. 001-34499))
3.3	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form 8-K filed on December 1, 2015 (File No. 001-34499))
4.1*	Form of Common Stock Certificate of the Registrant
4.2*	Form of Warrant Certificate of the Registrant
4.3*	Form of Warrant Agreement
5.1*	Opinion of Issuer Counsel
23.1**	Consent of GGF CPA LIMITED, Certified Public Accountants, an independent registered public accounting firm
23.2*	Consent of Issuer Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (Included on Signature Page)
107**	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith

ITEM 17. UNDERTAKINGS.

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 3, 2025

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaobin Liu	Chief Executive Officer and Director	July 3, 2025
Name: Xiaobin Liu

/s/ Min Li	Chief Finance Officer	July 3, 2025
Name: Min Li

/s/ Yibo Yang	Director	July 3, 2025
Name: Yibo Yang

/s/ Naihui Miao	Director	July 3, 2025
Name: Naihui Miao

/s/ Dongshan Wang	Director	July 3, 2025
Name: Dongshan Wang

/s/ Yang Zou	Director	July 3, 2025
Name: Yang Zou

/s/ Sheng Wei Ma	Director	July 3, 2025
Name: Sheng Wei Ma

/s/ Shi Tong Jiang	Director	July 3, 2025
Name: Shi Tong Jiang